**BOSTON PRIVATE**
WEALTH ▫ TRUST ▫ PRIVATE BANKING



# Quarterly Statement of FINANCIAL CONDITION

First Quarter 2018

**BOSTON PRIVATE** offers a full spectrum of wealth, trust, and banking services designed to give you one trusted resource to help simplify and strengthen your financial life.

Every individual and organization has a different reason WHY they work so hard. At Boston Private, we strive to understand what drives our clients, so that we can help them live and work the way they want. Understanding what our clients' wealth is really for enables us to formulate a custom strategy and solution to help them achieve their goals, hopes and dreams for today and tomorrow.

Headquartered in Boston, we serve clients from our offices located in the major markets of Greater Boston, San Francisco, San Jose, Los Angeles, and Palm Beach areas.

## FINANCIAL HIGHLIGHTS
(as of 3/31/2018)

**$7.8 Billion**
Assets Under Management

**$6.7 Billion**
Total Deposits

**$6.6 Billion**
Total Loans

**8.68% Tier 1**
Leverage Capital Ratio
*(Above the 5.00% required by the FDIC to be well-capitalized)*

| | |
|---|---|
| Asset Quality | Low levels of problem loans due to our underwriting standards. |
| Liquidity Profile | $2.3 billion of cash, high-quality unpledged investment securities, and borrowing capacity from the Federal Home Loan Bank. |
| Capital Base | Capital ratios in excess of levels banking regulators consider to be *well-capitalized.* |
| IDC Rating* | Superior |

The financial highlights and condensed balance sheet below demonstrate the overall financial strength of the company as of March 31, 2018.

## CAPITAL BASE (as of 3/31/2018)



14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
13.12%
10.0%
11.87%
8.0%
11.87%
6.5%
8.68%
5.0%
Total Risk-Based
Tier 1 Risk-Based
Common Equity Tier 1
Tier 1 Leverage

| CAPITAL | 3/31/18 |
|---|---|
| Total Risk-Based | 13.12% |
| Tier 1 Risk-Based | 11.87% |
| Common Equity Tier 1 | 11.87% |
| Tier 1 Leverage | 8.68% |

*Well-Capitalized*

Boston Private Bank & Trust Company

## CONDENSED BALANCE SHEET ($ in thousands)

| ASSETS | 3/31/2018 |
|---|---|
| **CASH & INVESTMENTS** | **$1,246,190** |
| **LOANS** | |
| Loans held for sale | 3,918 |
| Commercial & Construction | 3,582,093 |
| Residential Mortgage | 2,737,369 |
| Home Equity and Consumer | 282,865 |
| Total Loans | 6,602,327 |
| Less: Allowance for loan losses | (72,898 ) |
| **Net Loans** | **6,529,429** |
| **OTHER ASSETS** | **400,344** |
| **TOTAL ASSETS** | **$8,179,881** |

| LIABILITIES & SHAREHOLDER'S EQUITY | 3/31/2018 |
|---|---|
| **DEPOSITS** | |
| Demand Deposits | 1,986,349 |
| NOW | 639,462 |
| Savings & Money Market | 3,319,637 |
| Certificate of Deposit | 722,634 |
| **Total Deposits** | **6,668,082** |
| **BORROWINGS** | **696,845** |
| **OTHER LIABILITIES** | **81,110** |
| **TOTAL LIABILITIES** | **7,446,037** |
| **SHAREHOLDER'S EQUITY** | **733,844** |
| **TOTAL LIABILITIES AND EQUITY** | **$8,179,881** |

*Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management, Trust and Private Banking affiliates with offices in Boston, Los Angeles, San Francisco, San Jose, Florida and Wisconsin.

As of December 31, 2017, Boston Private Bank & Trust Company's safety and soundness was ranked "Superior" according to IDC Financial Publishing.

As part of an independent third-party assessment of Boston Private Bank & Trust Company, IDC Financial Publishing, Inc. (IDC), a bank rating agency, has been rating the safety and soundness of banks since 1985. Every quarter, IDC calculates a one-number rank for over 13,000 financial institutions, using 24 key financial ratios. Bank safety ratings fall into one of six categories: Superior, Excellent, Average, Below Average, Lowest Ratios, and Rank of One.

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